June 24, 2014

Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn. Document Control


RE  American Depositary Shares evidenced by American Depositary
Receipts for Ordinary Shares of Pryme Energy Limited. (Form F6 File
No. 333137674)

Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting a change to the form of receipt for Pryme Energy Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with the revised ratio for Pryme Energy Limited.

The Prospectus has been revised to include the new ratio of each one (1) American Depositary Share representing Three Hundred (300) deposited Shares and the removal of the par value from the form of receipt.

Please contact me with any questions or comments at 212 8152276.


Violet Pagan
The Bank of New York Mellon  ADR Division
Encl.
CC Paul Dudek, Esq. (Office of International Corporate Finance)





101 Barclay Street,
22nd Floor
New York, NY 10286